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                                 EXHIBIT 23 (B)

                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Oxford Health Plans, Inc.:

    We consent to incorporation by reference in the registration statements (Nos. 33-49738, 33-70908, 333-988, 333-28109, 333-35693, 33-94242 and 333-79063)
on Form S-8 of Oxford Health Plans, Inc. of our reports dated February 23, 1998 relating to the consolidated balance sheet of Oxford Health Plans, Inc. and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, shareholders' equity (deficit) and comprehensive earnings (loss), and cash flows for each of the years in the two-year period ended December 31, 1997, and the related consolidated financial statement schedules, which reports appear in the December 31, 1998 annual report on Form 10-K/A No. 2, as amended by 10-K/A No. 3, of Oxford Health Plans, Inc.


                                                      /s/ KPMG LLP



Stamford, Connecticut
August 30, 1999